UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

CHASE BANK USA, NATIONAL ASSOCIATION

(Depositor into the Issuer described herein)

CHASE AUTO OWNER TRUST 2005-A

(Issuer of the Notes and Certificates)

(Exact Name of registrant specified in its charter)

United States	333-109768	22-2382028
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. employer Identification No.)

200 White Clay Center Drive

    Newark, Delaware 19711

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 575-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.    Other Events

On June 7, 2005, the Note Underwriting Agreement, between Chase Bank USA, National Association, as Seller and Servicer, and J. P. Morgan Securities Inc., as Representative of the several Underwriters parties thereto, was executed and entered into by the parties thereto.

On June 7, 2005, the Certificate Underwriting Agreement, between Chase Bank USA, National Association, as Seller and Servicer, and J. P. Morgan Securities Inc. was executed and entered into by the parties thereto.

On June 14, 2005, the Sale and Servicing Agreement, dated as of May 26, 2005, between Chase Auto Owner Trust 2005-A, as Issuer and Chase Bank USA, National Association, as Seller and Servicer, was executed and entered into by the parties thereto.

On June 14, 2005, the Indenture, dated as of May 26, 2005, between Chase Auto Owner Trust 2005-A, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee, was executed and entered into by the parties thereto.

On June 14, 2005, the Amended and Restated Trust Agreement, dated as of May 26, 2005, between Chase Bank USA, National Association, as Depositor, and Wilmington Trust Company, as Owner Trustee, was executed and entered into by the parties thereto.

On June 14, 2005, the Administration Agreement, dated as of May 26, 2005, among Chase Auto Owner Trust 2005-A, as Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, and JPMorgan Chase Bank, as Administrator, was executed and entered into by the parties thereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed as a part of this report:

1.1	Note Underwriting Agreement, dated June 7, 2005.

1.2	Certificate Underwriting Agreement, dated June 7, 2005.

4.1	Sale and Servicing Agreement, dated May 26, 2005.

4.2	Amended and Restated Trust Agreement, dated May 26, 2005.

4.3	Indenture, dated May 26, 2005.

4.4	Administration Agreement, dated May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION
(Registrant)

By:	/s/ Patricia Garvey
	Name:	Patricia M. Garvey
	Title:	Vice President

Date: June 20, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Note Underwriting Agreement, dated June 7, 2005.

1.2	Certificate Underwriting Agreement, dated June 7, 2005.

4.1	Sale and Servicing Agreement, dated May 26, 2005.

4.2	Amended and Restated Trust Agreement, dated May 26, 2005

4.3	Indenture, dated May 26, 2005.

4.4	Administration Agreement, dated May 26, 2005.